SIXTHEENTH AMENDMENT TO AMENDED AND RESTATED

SUB-ADMINISTRATION AGREEMENT

This Sixteenth Amendment to the Amended and Restated Sub-Administration Agreement (the “Amendment”) is made as of June 2, 2021 by and between Pacific Investment Management Company LLC, a Delaware limited liability company (the “Administrator”), and State Street Bank and Trust Company, a Massachusetts trust company (“Sub-Administrator”).

WHEREAS, Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration Agreement dated as of July 2, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Sub-Administrator and Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Addition of Funds. In accordance with the terms set forth in Section 1 of the Agreement, the Administrator wants to retain the Sub-Administrator to act as sub-administrator under the Agreement with respect to the following funds, to be effective as of October 20, 2020, and the Sub-Administrator confirms that it will act as sub-administrator with respect to such funds:

PIMCO Flexible Emerging Markets Income Fund

2.     Amendment. Schedule A of the Agreement is deleted in its entirety and replaced with the form of Schedule A that is attached to this Amendment.

3.     Miscellaneous.

(a)         Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter Strelow

Name:	Peter Strelow

Title:	Managing Director

AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

SCHEDULE A — Listing of Funds

(as of June 2, 2021)

All portfolios within the following Funds, as may be amended from time to time:

1. PIMCO Funds

All Asset All Authority Fund

All Asset Fund

All Asset: Multi-RAE PLUS Fund

All Asset: Multi-Short PLUS Fund

All Asset: Multi-Real Fund

ABS and Short-Term Investments Portfolio

California Intermediate Municipal Bond Fund

California Municipal Bond Fund

California Short Duration Municipal Income Fund

Capital Securities Fund (Cayman) Ltd.

Cayman Commodity Fund I, Ltd.

Cayman Commodity Fund II, Ltd.

Cayman Commodity Fund III, Ltd.

Cayman Commodity Fund VII, Ltd.

Cayman Commodity Fund VIII, Ltd.

CommoditiesPLUS® Strategy Fund

CommodityRealReturn Strategy Fund®

Credit Opportunities Bond Fund

Climate Bond Fund

Diversified Income Fund

Dynamic Bond Fund

Emerging Markets Local Currency and Bond Fund

Emerging Markets Bond Fund

Emerging Markets Corporate Bond Fund

Emerging Markets Currency and Short-Term Investments Fund

Emerging Markets Full Spectrum Bond Fund

EM Bond and Short-Term Investments Portfolio

Extended Duration Fund

Global Advantage® Strategy Bond Fund

Global Bond Opportunities Fund (U.S. Dollar-Hedged)

Global Bond Opportunities Fund (Unhedged)

Global Core Asset Allocation Fund

GNMA and Government Securities Fund

Government Money Market Fund

Gurtin California Municipal Intermediate Value Fund

Gurtin California Municipal Opportunistic Value Fund

Gurtin National Municipal Intermediate Value Fund

Gurtin National Municipal Opportunistic Value Fund

High Yield Fund

High Yield Municipal Bond Fund

High Yield and Short-Term Investments Portfolio

High Yield Spectrum Fund

Income Fund

Inflation Response Multi-Asset Fund

International Bond Fund (U.S. Dollar-Hedged)

International Bond Fund (Unhedged)

International Portfolio

International Portfolio Subsidiary LLC

Investment Grade Credit Bond Fund

Investment Grade Credit Bond Portfolio

Long Duration Credit Bond Portfolio

Long Duration Total Return Fund

Long-Term Credit Bond Fund

Long-Term Real Return Fund

Long-Term U.S. Government Fund

Low Duration Fund

Low Duration Fund II

Low Duration ESG Fund

Low Duration Income Fund

Low Duration Portfolio

MLM 700 LLC

MLM 766 LLC

Moderate Duration Fund

Moderate Duration Portfolio

Mortgage Opportunities and Bond Fund

Mortgage and Short-Term Investments Portfolio

Mortgage-Backed Securities Fund

Multi-Strategy Alternative Fund

Municipal Bond Fund

Municipal Portfolio

National Intermediate Municipal Bond Fund

New York Municipal Bond Fund

PIMCO ESG Income Fund

Preferred and Capital Securities Fund

RAE Fundamental Advantage PLUS Fund

RAE PLUS EMG Fund

RAE PLUS Fund

RAE PLUS International Fund

RAE PLUS Small Fund

RAE Low Volatility PLUS Fund

RAE Low Volatility PLUS EMG Fund

RAE Low Volatility PLUS International Fund

RAE Worldwide Long/Short PLUS Fund

Real Return Fund

Real Return Portfolio

RealEstateRealReturn Strategy Fund

Senior Floating Rate Fund

Senior Floating Rate Portfolio

Short Asset Investment Fund

Short Duration Municipal Income Fund

Short-Term Fund

Short Asset Portfolio

Short Asset Portfolio Subsidiary LLC

Short-Term Portfolio

Short-Term Floating NAV Portfolio II

Short-Term Floating NAV Portfolio III

ST Floating NAV III Subsidiary LLC

StocksPLUS® Absolute Return Fund

StocksPLUS® International Fund (U.S. Dollar-Hedged)

StocksPLUS® International Fund (Unhedged)

StocksPLUS® Fund

StocksPLUS® Long Duration Fund

StocksPLUS® Short Fund

StocksPLUS® Small Fund

Strategic Bond Fund

Total Return Fund

Total Return Fund II

Total Return ESG Fund

Total Return Fund IV

TRENDS Managed Futures Strategy Fund

U.S. Government and Short-Term Investments Portfolio

2. PIMCO Variable Insurance Trust

All Asset All Authority Portfolio

All Asset Portfolio

Balanced Allocation Portfolio

Cayman Commodity Portfolio I, Ltd.

Cayman Commodity Portfolio II, Ltd.

CommodityRealReturn® Strategy Portfolio

Dynamic Bond Portfolio

Emerging Markets Bond Portfolio

Global Bond Opportunities Portfolio (Unhedged)

Global Core Bond (Hedged) Portfolio

Global Diversified Allocation Portfolio

Global Managed Asset Allocation Portfolio

High Yield Portfolio

Income Portfolio

International Bond Portfolio (U.S. Dollar-Hedged)

International Bond Portfolio (Unhedged)

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

3. PIMCO Equity Series

Dividend and Income Fund

EqS® Long/Short Fund

RAE Emerging Markets Fund

RAE Global Fund

RAE Global Ex-US Fund

RAE International Fund

RAE US Fund

RAE US Small Fund

REALPATH® Blend Income Fund

REALPATH® Blend 2020 Fund

REALPATH® Blend 2025 Fund

REALPATH® Blend 2030 Fund

REALPATH® Blend 2035 Fund

REALPATH® Blend 2040 Fund

REALPATH® Blend 2045 Fund

REALPATH® Blend 2050 Fund

REALPATH® Blend 2055 Fund

REALPATH® BLEND 2060 Fund

4. PIMCO Equity Series VIT

StocksPLUS® Global Portfolio

5. PIMCO Managed Accounts Trust

Fixed Income SHares: Series C

Fixed Income SHares: Series M

Fixed Income SHares: Series R

Fixed Income SHares: Series TE

Fixed Income SHares: Series LD

6. PCM Fund, Inc.

7. California Municipal Income Fund

8. California Municipal Income Fund II

9. California Municipal Income Fund III

10. Cayman Commodity Fund IX, Ltd.

11. Corporate & Income Strategy Fund

12. Corporate & Income Opportunity Fund

13. CLM 13648 LLC

14. Dynamic Credit and Mortgage Income Fund

15. Dynamic Income Fund

16. Dynamic Income Opportunities Fund

17. Flexible Emerging Markets Income Fund

18. Energy and Tactical Credit Opportunities Fund

19. Flexible Credit Income Fund

20. Flexible Municipal Income Fund

21. Income Strategy Fund

22. Income Strategy Fund II

23. Global StocksPLUS® & Income Fund

24. High Income Fund

25. Income Opportunity Fund

26. MLM 13648 LLC

27. Municipal Income Fund

28. Municipal Income Fund II

29. Municipal Income Fund III

30. New York Municipal Income Fund

31. New York Municipal Income Fund II

32. New York Municipal Income Fund III

33. PCILS I LLC

34. PDILS I LLC

35. PFLEXLS I LLC

36. Strategic Income Fund, Inc.

37. PIMCO All Asset: Multi-Real Fund (Cayman) Ltd.